Exhibit 4.17

SECOND SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE, effective as of January 1, 2020 (the “Supplemental Indenture”), among CARLYLE FINANCE SUBSIDIARY L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (the “Issuer”), THE CARLYLE GROUP INC. (f/k/a The Carlyle Group L.P.), a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), CARLYLE HOLDINGS I L.P., a Delaware limited partnership (“Carlyle Holdings I”), CARLYLE HOLDINGS II L.P., a Québec société en commandite duly organized and existing under the laws of Québec (“Carlyle Holdings II”), CARLYLE HOLDINGS III L.P., a Québec société en commandite duly organized and existing under the laws of Québec (“Carlyle Holdings III” and, together with the Corporation, Carlyle Holdings I and Carlyle Holdings II, the “Guarantors”), CG SUBSIDIARY HOLDINGS L.L.C., a Delaware limited liability company (“CG Subsidiary” or a “New Guarantor”), CARLYLE HOLDINGS II L.L.C., a Delaware limited liability company (a “New Guarantor” and, together with CG Subsidiary, the “New Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, the Issuer, the Guarantors and the Trustee are parties to that certain Indenture, dated as of September 19, 2019 (as supplemented, the “Indenture”), and as supplemented by the First Supplemental Indenture, dated as of September 19, 2019;
WHEREAS, in connection with the conversion of The Carlyle Group L.P. from a Delaware limited partnership to a Delaware corporation named The Carlyle Group Inc. effective as of January 1, 2020, each New Guarantor pursuant to Section 8.01 and Section 14.02 of the Indenture desires to guarantee the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities issued under the Indenture;
WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Additional Guarantee”);
WHEREAS, Section 9.01 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to make any provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of Holders under the Indenture, in any material respect;
WHEREAS, the Issuer and the Guarantors have determined that this Supplemental Indenture complies with the terms of the Indenture and, pursuant to Section 9.01, does not require the consent of any Holders; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the New Guarantor and the Trustee hereby agree as follows:
Article 1
DEFINITIONS
Section 1.01.    Capitalized terms in this Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 1.02.     “Supplemented Indenture” shall mean the Indenture as supplemented by this Supplemental Indenture
Section 1.03.    “Additional Guarantees” shall mean the guarantees by the New Guarantors, as authenticated and delivered pursuant to this Supplemental Indenture, which guarantee is set forth in Article Two of this Supplemental Indenture.
ARTICLE 2
ADDITIONAL GUARANTEES OF THE NEW GUARANTORS
Section 2.01.    Each New Guarantor represents and warrants to the Trustee as follows:
(a)    Such New Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
(b)    The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
Section 2.02.    Additional Guarantees of the New Guarantors.
(a)    Each New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide an unconditional Additional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article XIV thereof.
Section 2.03.    Execution and Delivery of the Additional Guarantees of the New Guarantors.

To evidence its Additional Guarantee set forth in Section 2.02 of this Supplemental Indenture, each New Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of such New Guarantor by an Officer of such New Guarantor.
Such New Guarantor hereby agrees that its Additional Guarantee set forth in Section 2.02 of this Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Additional Guarantee on the Securities.
If an Officer of such New Guarantor whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Securities, the Additional Guarantee of such New Guarantor shall be valid nevertheless.
The delivery of any Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Additional Guarantee of such New Guarantor set forth in this Supplemental Indenture on behalf of such New Guarantor.
Section 2.04.    This Article Not to Prevent Events of Default.
The failure to make a payment on account of the principal of and premium, if any, and interest on the Securities by reason of any provision of this Article Two of this Supplemental Indenture will not be construed as preventing the occurrence of an Event of Default.
Section 2.05.    Amendment, Etc.
No amendment, modification or waiver of any provision of the Indenture relating to the New Guarantors or consent to any departure by the New Guarantors or any other Person from any such provision will in any event be effective unless it is signed by the Issuer, the New Guarantors and the Trustee for the Securities of such series.
ARTICLE 3
MISCELLANEOUS
Section 3.01.    This Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.
Section 3.02.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 3.03.    This Supplemental Indenture may be executed in any number of counterparts, including by electronic (.pdf) format, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 3.04.    The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 3.05.    If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 3.06.    In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.07.    Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.
Section 3.08.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the Issuer, the Guarantors and the New Guarantors and the Trustee assumes no responsibility for the correctness thereof. The Issuer hereby authorizes and directs the Trustee to execute and deliver this Supplemental Indenture.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CARLYLE FINANCE SUBSIDIARY L.L.C., as Issuer

By:
Name:	Curtis L. Buser
Title:	Chief Financial Officer

THE CARLYLE GROUP INC., as a Guarantor

By:
Name:	Curtis L. Buser
Title:	Chief Financial Officer

CARLYLE HOLDINGS I L.P., as a Guarantor

By:
Name:	Curtis L. Buser
Title:	Chief Financial Officer

CARLYLE HOLDINGS II L.P., as a Guarantor

By:
Name:	Curtis L. Buser
Title:	Chief Financial Officer

CARLYLE HOLDINGS III L.P., as a Guarantor

By:
Name:	Curtis L. Buser
Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

CG SUBSIDIARY HOLDINGS L.L.C., as a New Guarantor

By: Carlyle Holdings I L.P., member representing a Majority-in-Interest

By: Carlyle Holding I GP Sub L.L.C, its general partner

By: Carlyle Holdings I GP Inc., its sole member

By:
Name:	Curtis L. Buser
Title:	Chief Financial Officer

CARLYLE HOLDINGS II L.L.C., as a New Guarantor

By: Carlyle Holdings II GP L.L.C., its sole member

By: The Carlyle Group Inc., its sole member

By:
Name:	Curtis L. Buser
Title:	Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Supplemental Indenture]